Exhibit 99.3
STATEMENT OF CONSOLIDATED INCOME
HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2008	2007	2008	2007
REVENUES
Core commissions and fees	$195,606	$187,391	$374,732	$346,460
Contingent commissions	12,033	8,456	36,196	41,575
Investment income	1,994	3,123	4,652	6,160
Other	995	1,121	1,877	4,089

	210,628	200,091	417,457	398,284

OPERATING EXPENSES
Compensation and employee benefits	118,205	111,554	241,639	220,672
Other operating expenses	42,290	36,837	80,995	69,859
Depreciation	2,269	2,189	4,609	4,302
Amortization of intangibles	10,038	7,095	19,879	14,509
Interest expense	6,182	5,154	13,260	10,645
Intangible asset impairment charge	18,439	—	18,439	—
Merger costs	798	—	798	—

	198,221	162,829	379,619	319,987

INCOME BEFORE INCOME TAXES	12,407	37,262	37,838	78,297
Income taxes	11,284	15,050	21,192	30,863

NET INCOME	$1,123	$22,212	$16,646	$47,434

Net Income Per Share:
Basic	$0.03	$0.61	$0.46	$1.30
Assuming Dilution	$0.03	$0.60	$0.46	$1.29
See notes to consolidated financial statements.

CONSOLIDATED BALANCE SHEET
HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES

	June 30,	December 31,
	2008	2007
(in thousands)	(UNAUDITED)
ASSETS
CURRENT ASSETS
Cash and cash equivalents, including $100,122 and $109,330 respectively, of restricted funds	$277,781	$294,407
Receivables:
Premiums and commissions, less allowance for doubtful accounts of $3,509 and $3,972, respectively	306,508	319,025
Other	39,474	47,190

	345,982	366,215
Prepaid expenses and other current assets	41,139	42,200

TOTAL CURRENT ASSETS	664,902	702,822
PROPERTY AND EQUIPMENT, NET	26,089	26,023

GOODWILL	789,823	794,007
OTHER INTANGIBLE ASSETS	364,670	360,555
Less accumulated amortization	122,162	102,284

	1,032,331	1,052,278
OTHER ASSETS	37,312	36,303

	$1,760,634	$1,817,426

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Premiums payable to insurance companies	$431,877	$453,850
Accounts payable	31,013	32,380
Accrued expenses	38,334	54,290
Premium deposits and credits due customers	50,062	69,284
Current portion of long-term debt	17,888	14,705

TOTAL CURRENT LIABILITIES	569,174	624,509

LONG-TERM DEBT	407,082	412,432

DEFERRED INCOME TAXES	52,181	50,524

OTHER LONG-TERM LIABILITIES	51,054	46,758

SHAREHOLDERS’ EQUITY
Common Stock, no par value; authorized 100,000 shares; outstanding 36,435 and 36,749 shares, respectively	262,685	271,263
Retained earnings	416,254	409,443
Accumulated other comprehensive income
Unrealized loss on interest rate swaps, net of deferred tax benefit of $661 and $651, respectively	(909)	(1,018)
Foreign currency translation adjustments	3,113	3,515

	681,143	683,203

	$1,760,634	$1,817,426

See notes to consolidated financial statements.

STATEMENT OF CONSOLIDATED SHAREHOLDERS’ EQUITY
HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES
(UNAUDITED)

			Accumulated
			Other
	Common	Retained	Comprehensive
(in thousands, except per share amounts)	Stock	Earnings	Income (Loss)
Balance at January 1, 2008	$271,263	$409,443	$2,497
Issuance of 342 shares of Common Stock	7,543
Repurchase of 656 shares of Common Stock	(20,320)
Stock-based compensation	3,614
Income tax benefit from exercise of stock options	585
Payment of dividends ($0.27 per share)		(9,835)
Unrealized gain on derivative contracts, net of deferred tax expense			109
Foreign currency translation adjustments			(402)
Net income		16,646

Balance at June 30, 2008	$262,685	$416,254	$2,204

Balance at January 1, 2007	$250,359	$350,084	$2,926
Issuance of 544 shares of Common Stock	16,586
Stock-based compensation	3,526
Income tax benefit from exercise of stock options	2,233
Payment of dividends ($0.25 per share)		(9,179)
Unrealized gain on derivative contracts, net of deferred tax expense			231
Foreign currency translation adjustments			888
Net income		47,434

Balance at June 30, 2007	$272,704	$388,339	$4,045

See notes to consolidated financial statements.

STATEMENT OF CONSOLIDATED CASH FLOWS
HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES
(UNAUDITED)

	Six Months Ended
	June 30,
(in thousands)	2008	2007
OPERATING ACTIVITIES
Net income	$16,646	$47,434
Adjustments to reconcile net income to net cash provided by operating activities:
Intangible asset impairment charge	18,439	—
Merger costs	798	—
Depreciation	4,609	4,302
Amortization of intangibles	19,879	14,509
Stock-based compensation	3,614	3,526
Provision for losses on receivables	185	993
Provision for deferred income taxes	1,980	4,025
Gain on sale of assets	(513)	(2,542)
Changes in operating assets and liabilities net of effects from insurance agency acquisitions and dispositions:
(Increase) decrease in receivables	20,445	(14,970)
Decrease in prepaid expenses	937	3,947
Increase (decrease) in premiums payable to insurance companies	(21,999)	29,667
Increase (decrease) in premium deposits and credits due customers	(19,242)	5,292
Decrease in accounts payable	(2,963)	(7,196)
Decrease in accrued expenses	(16,108)	(24,046)
Decrease in regulatory charge accrual	(19)	(309)
Other operating activities	3,161	904

Net Cash Provided by Operating Activities	29,849	65,536

INVESTING ACTIVITIES
Purchase of property and equipment	(5,618)	(4,387)
Purchase of insurance agencies, net of cash acquired	(14,256)	(64,851)
Proceeds from sale of assets	614	14,878
Other investing activities	536	(2,617)

Net Cash Used in Investing Activities	(18,724)	(56,977)

FINANCING ACTIVITIES
Proceeds from long-term debt	10,000	66,401
Principal payments on long-term debt	(13,155)	(31,089)
Repurchase of Common Stock	(20,320)	—
Proceeds from issuance of Common Stock, net of tax payments for options exercised	4,974	12,178
Income tax benefit from exercise of stock options	585	2,233
Dividends	(9,835)	(9,179)

Net Cash Provided by (Used in) Financing Activities	(27,751)	40,544

Increase (decrease) in cash and cash equivalents	(16,626)	49,103
Cash and cash equivalents at beginning of period	294,407	254,811

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$277,781	$303,914

See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
HILB ROGAL & HOBBS COMPANY AND SUBSIDIARIES
June 30, 2008
(UNAUDITED)
NOTE A—BASIS OF PRESENTATION
     The accompanying unaudited consolidated financial statements of Hilb Rogal & Hobbs Company (the Company) have been prepared in accordance with United States generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Certain amounts for the prior period have been reclassified to conform to current year presentation. Operating results for the six-month period ended June 30, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008. For further information, refer to the consolidated financial statements and footnotes included in the Company’s Form 10-K for the year ended December 31, 2007.
NOTE B—PROPOSED MERGER WITH HERMES ACQUISITION CORP.
     As disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission, the Company, Willis Group Holdings Limited (“Willis”) and Hermes Acquisition Corp., a wholly-owned merger subsidiary of Willis (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of June 7, 2008 (the “Merger Agreement”), pursuant to which the Company will, subject to the terms and conditions of the Merger Agreement, merge (the “Merger”) with and into Merger Sub, with Merger Sub continuing as the surviving company.
     Subject to the terms and conditions of the Merger Agreement, which has been approved by the Boards of Directors of both companies, if the Merger is completed, the Company’s Common Stock will be converted into the right to receive cash and/or Willis common stock with a value of $46.00 per share, subject to the collar described in the Merger Agreement and subject to potential proration and adjustment if either form of merger consideration is oversubscribed. In addition, if not exercised prior to completion of the Merger, outstanding stock options and other stock-based awards will vest and be converted into stock options and stock-based awards with respect to shares of Willis common stock on otherwise substantially similar terms, with adjustments to reflect the exchange ratio. Upon consummation of the Merger, each share of restricted stock then outstanding will vest and be converted in the Merger into shares of Willis common stock on the same terms as all other shares of the Company’s Common Stock.
     Consummation of the Merger, which is currently anticipated to occur in the fourth quarter of 2008, is subject to certain conditions, including, among others, approval by the Company’s shareholders; governmental filings and regulatory approvals and expiration of applicable waiting periods; accuracy of the representations and warranties of the other party and compliance by the other party with its obligations under the Merger Agreement; and receipt by each party of customary opinions from its counsel that the Merger will qualify as a tax-free reorganization for federal income tax purposes.
     The Merger Agreement contains certain termination rights for the Company and Willis, as the case may be, applicable upon the occurrence of certain events specified in the Merger Agreement. The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Willis a termination fee equal to $74 million.
NOTE C—RECENT ACCOUNTING PRONOUNCEMENTS
     In September 2006, the Financial Accounting Standards Board (FASB) issued Statement No. 157, “Fair Value Measurements” (Statement 157). Statement 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. In February 2008, the FASB issued FSP 157-2, “Effective Date of FASB Statement No. 157-2,” which delayed the effective date of the statement for certain nonfinancial assets and liabilities to fiscal years beginning after November 15, 2008. Effective January 1, 2008, the Company adopted Statement 157 for its financial assets and liabilities. The adoption of Statement 157 for financial assets and liabilities did not have a material impact on the Company’s financial position or results of operations. The Company continues to evaluate the application of Statement 157 for nonfinancial assets and liabilities but does not believe that it will significantly impact the Company’s financial position and results of operations. See Note G for more information on Statement 157.

NOTE C — RECENT ACCOUNTING PRONOUNCEMENTS — Continued
     In December 2007, the FASB issued Statement No. 141 (revised 2007), “Business Combinations” (Statement 141R). Statement 141R requires that an acquirer (i) recognize, with certain exceptions, 100% of the fair value of the assets and liabilities acquired; (ii) include contingent consideration arrangements in the purchase price consideration at their acquisition date fair values; and (iii) expense all acquisition-related transaction costs as incurred. Statement 141R is effective for fiscal years beginning after December 15, 2008. Adoption is prospective and early adoption is not permitted. The Company is evaluating the potential impact that the adoption of Statement 141R will have on its financial position and results of operations.
     In March 2008, the FASB issued Statement No. 161, “Disclosures About Derivative Instruments and Hedging Activities” (Statement 161). Statement 161 changes the disclosure requirements for derivative instruments and hedging activities by requiring entities to provide enhanced disclosures about (i) how and why an entity uses derivative instruments, (ii) how derivative instruments and related hedged items are accounted for under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities” and its related interpretations and (iii) how derivative instruments and related hedged items affect an entity’s financial position, performance and cash flows. Statement 161 is effective for fiscal years beginning after November 15, 2008.
NOTE D—INCOME TAXES
     Deferred taxes result from temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The income tax rate for the three months and six months ended June 30, 2008 varied from the statutory rate primarily due to the intangible asset impairment charge, which is not deductible for tax purposes.
     There are no material changes in the June 30, 2008 amounts of (i) unrecognized tax benefits, that if recognized would affect the effective tax rate, or (ii) the interest and penalties related to those unrecognized tax benefits from the amounts disclosed at December 31, 2007.
NOTE E—ACQUISITIONS
     During the first six months of 2008, the Company acquired certain assets and liabilities of two insurance agencies and other accounts. These acquisitions, individually and in aggregate, were not material to the consolidated financial statements. For certain acquisitions, the allocations of purchase price are preliminary and subject to refinement as the valuations of certain tangible and intangible assets are not final.
     During 2007, the Company acquired certain assets and liabilities of ten insurance agencies and other accounts. For certain acquisitions, the allocation of purchase price is preliminary and subject to refinement as the valuations of certain intangible assets are not final.
     The following unaudited, condensed pro forma results of operations assumes the acquisitions occurring in 2007 had been completed as of January 1, 2007.

	Three Months Ended	Six Months Ended
(in thousands, except per share amounts)	June 30, 2007	June 30, 2007
Pro Forma Revenues	$221,503	$443,188

Pro Forma Net Income	$22,183	$47,135

Pro Forma Net Income Per Share (Basic)	$0.60	$1.29
Pro Forma Net Income Per Share (Assuming Dilution)	$0.60	$1.27
     Pro forma data may not be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented, nor does it intend to be a projection of future results.
NOTE F—SALE OF ASSETS AND OTHER GAINS
     During the six months ended June 30, 2008 and 2007, the Company sold certain offices, accounts and other assets resulting in gains of $0.5 million and $2.5 million, respectively. These amounts are included in other revenues in the Statement of Consolidated Income. Income taxes related to these gains were $0.2 million and $1.2 million for the six months ended June 30, 2008 and 2007, respectively. Revenues, expenses and assets related to these dispositions were not material to the consolidated financial statements.

NOTE G—FAIR VALUE MEASUREMENTS
     On January 1, 2008, the Company adopted Statement 157, which required the categorization of financial assets and liabilities based upon the level of judgments associated with the inputs used to measure their fair value. Hierarchical levels—defined by Statement 157 and directly related to the amount of subjectivity associated with the inputs used to determine the fair value of financial assets and liabilities—are as follows:
•	Level 1—Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date

•	Level 2—Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the assets or liabilities through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life

•	Level 3—Inputs reflect management’s best estimate of what market participants would use in pricing the assets or liabilities at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.
     Each major category of financial assets and liabilities measured at fair value on a recurring basis are categorized in the tables below based upon the lowest level of significant input to the valuations.

	June 30, 2008
(in thousands)	Level 1	Level 2	Level 3	Total
Assets at Fair Value
Fixed-income securities	$—	$25,015	$—	$25,015
Money market funds	100,786	5,697	—	106,483
Mutual fund investments	2,421	—	—	2,421

Total assets	$103,207	$30,712	$—	$133,919

Liabilities at Fair Value
Derivative liabilities	$—	$1,645	$—	$1,645

Total liabilities	$—	$1,645	$—	$1,645

     Substantially all investments in fixed-income securities and money market funds are cash equivalents.
NOTE H—NET INCOME PER SHARE
     The following table sets forth the computation of basic and diluted net income per share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2008	2007	2008	2007
Numerator for basic and diluted net income per share
Net Income	$1,123	$22,212	$16,646	$47,434
Denominator
Weighted average shares	36,087	36,530	36,257	36,346
Effect of guaranteed future shares to be issued in connection with agency acquisitions	48	52	67	52

Denominator for basic net income per share	36,135	36,582	36,324	36,398
Effect of dilutive securities:
Employee stock options	91	312	83	330
Employee non-vested stock	77	134	82	135
Contingent stock—acquisitions	11	39	46	33

Dilutive potential common shares	179	485	211	498

Denominator for diluted net income per share—adjusted weighted average shares	36,314	37,067	36,535	36,896

Net Income Per Share:
Basic	$0.03	$0.61	$0.46	$1.30
Assuming Dilution	$0.03	$0.60	$0.46	$1.29

NOTE I—REGULATORY CHARGE AND RELATED MATTERS
     The Company and certain other companies in the insurance intermediary industry have been subject to investigations and inquiries by various governmental authorities regarding business practices and broker compensation arrangements. On August 31, 2005, the Company entered into an agreement (the Agreement) with the Attorney General of the State of Connecticut (the Attorney General) and the Insurance Commissioner of the State of Connecticut (the Commissioner) to resolve all issues related to investigations conducted by the Attorney General and the Commissioner into certain insurance brokerage and insurance agency practices (the Investigations) and to settle an action commenced on August 31, 2005 by the Attorney General in the Connecticut Superior Court alleging violations of the Connecticut Unfair Trade Practices Act and the Connecticut Unfair Insurance Practices Act (the Action). In the Agreement, the Company agreed to take certain actions including establishing a $30.0 million national fund (the Fund) for distribution to certain clients, enhancing disclosure practices for agency and broker clients, and to not accept or request contingent compensation on brokerage business.
     In 2005, the Company recorded a $42.3 million charge, and related income tax benefit of $16.0 million, primarily relating to the Agreement with the Attorney General and the Commissioner. This charge included the Fund established by the Agreement; estimated costs for pending regulatory matters; and various legal and administrative costs to be incurred related to the Fund and complying with the Agreement’s other provisions. Since incurring the charge, the Company has made related payments of $30.0 million into the Fund and various amounts for legal and administrative matters. The total regulatory charge liability as of June 30, 2008 and December 31, 2007 is $0.7 million and $0.8 million, respectively. The current portion of this liability as of June 30, 2008 and December 31, 2007 is $0.6 million and $0.7 million, respectively, and is included in accrued expenses. The remaining liability is included in other long-term liabilities.
     These pending regulatory matters relate to subpoenas issued and/or inquiries made by state attorneys general and insurance departments into, among other things, the industry’s commission payment practices. The Company has received subpoenas and/or requests for information from attorneys general and/or insurance departments in fourteen states. In addition to the original regulatory inquiries, the Company has received subsequent subpoenas and/or requests for information from certain of these states, and the Company may receive additional subpoenas and/or requests for information in the future from attorneys general and/or insurance departments of these and/or other states. The Company will continue to evaluate and monitor all such subpoenas and requests.
NOTE J—COMMITMENTS AND CONTINGENCIES
Industry Litigation
     The Company has been named as a defendant in certain legal proceedings against brokers and insurers relating to broker compensation arrangements and other business practices.
MDL 1663 Class Action
     In August 2004, OptiCare Health Systems Inc. filed a putative class action in the U.S. District Court for the Southern District of New York (Case No. 04-CV-06954) against a number of the country’s largest insurance brokers and several large commercial insurers. The Company was named as a defendant in the OptiCare suit in November 2004. In December 2004, two other purported class actions were filed in the U.S. District Court for the Northern District of Illinois, Eastern Division, by Stephen Lewis (Case No. 04-C-7847) and Diane Preuss (Case No. 04-C-7853), respectively, against certain insurance brokers, including the Company, and several large commercial insurers. On February 17, 2005, the Judicial Panel on Multidistrict Litigation (the Panel) ordered that the OptiCare suit, along with three other purported antitrust class actions filed in New York, New Jersey and Pennsylvania against industry participants, be centralized and transferred to the U.S. District Court for the District of New Jersey (District Court of New Jersey). In addition, by Conditional Transfer Order dated March 10, 2005, the Panel conditionally transferred the Lewis and Preuss cases to the District Court of New Jersey. The transfer subsequently became effective and as a result of the Panel’s transfer orders, the OptiCare, Lewis and Preuss cases are proceeding on a consolidated basis with other purported class action suits styled as In re: Insurance Brokerage Antitrust Litigation (MDL 1663).
     On August 1, 2005, the plaintiffs in MDL 1663 filed a First Consolidated Amended Commercial Class Action Complaint (the Commercial Complaint) in the District Court of New Jersey (Civil No. 04-5184) against the Company and certain other insurance brokers and insurers. In addition, the plaintiffs in MDL 1663 also filed on August 1, 2005 a First Consolidated Amended Employee Benefits Class Action Complaint (the Employee Benefits Complaint) in the District Court of New Jersey (Civil No. 05-1079) against the Company; Frank F. Haack & Associates, Inc.; O’Neill, Finnegan & Jordan Insurance Agency Inc.; and certain other insurance brokers and insurers.
     The Company, along with other defendants, filed a motion to dismiss both the Commercial Complaint and the Employee Benefits Complaint. Also, on February 13, 2006, the plaintiffs filed their motions for class certification in each case. On May 5, 2006, the defendants filed their oppositions to the motions for class certification. On May 31, 2006, the plaintiffs filed a reply brief in support of their motions for class certification.
     On October 3, 2006, the District Court of New Jersey denied in part the motion to dismiss the Commercial Complaint and the Employee Benefits Complaint and ordered that plaintiffs provide supplemental information regarding each of their consolidated

NOTE J — COMMITMENTS AND CONTINGENCIES — Continued
complaints by October 25, 2006. The plaintiffs filed the supplemental pleadings and the Company, along with other defendants, filed renewed motions to dismiss. On February 12, 2007, MDL 1663 was transferred to Judge Garrett E. Brown, Jr., Chief Judge of the District Court of New Jersey.
     On April 5, 2007, the District Court of New Jersey dismissed the Commercial Complaint and the Employee Benefits Complaint without prejudice. On May 22, 2007, the plaintiffs filed a Second Consolidated Amended Commercial Class Action Complaint (the Second Amended Commercial Complaint) and a Second Consolidated Amended Employee Benefits Class Action Complaint (the Second Amended Employee Benefits Complaint).
     The Second Amended Employee Benefits Complaint does not contain allegations against the Company; Frank F. Haack & Associates, Inc.; O’Neill, Finnegan & Jordan Insurance Agency Inc.; or any of the Company’s other subsidiaries or affiliates, and the Company and its subsidiaries and affiliates are, therefore, no longer defendants in the Employee Benefits case, Civil No. 05-1079.
     In the Second Amended Commercial Complaint, the named plaintiffs purport to represent a class consisting of all persons or entities who between January 1, 1998 and December 31, 2004 engaged the services of any one of the broker defendants, including the Company, or any one of their subsidiaries or affiliates, in connection with the purchase or renewal of insurance or reinsurance from an insurer.
     Plaintiff Tri-State Container Corporation (Tri-State) purports to represent a class consisting of all persons or entities who between January 1, 1998 and December 31, 2004 engaged the services of the Company, including its subsidiaries and affiliates, in connection with the purchase or renewal of insurance from an insurer. Certain other plaintiffs purport to represent classes of persons and entities with claims against other broker and insurer defendants. The plaintiffs allege in the Second Amended Commercial Complaint, among other things, that the broker defendants engaged in improper steering of clients to the insurer defendants for the purpose of obtaining undisclosed additional compensation in the form of contingent commissions from insurers; that certain of the defendants were engaged in a bid-rigging scheme involving the submission of false and/or inflated bids from insurers to clients; that certain of the broker defendants improperly placed their clients’ insurance business with insurers through related wholesale entities where an intermediary was unnecessary for the purpose of generating additional commissions from insurers; that certain of the broker defendants entered into unlawful tying arrangements to obtain reinsurance business from the defendant insurers; and that certain of the broker defendants created centralized internal departments for the purpose of monitoring, facilitating and advancing the collection of contingent commissions, payments and other improper fees. The plaintiffs allege violations of federal and state antitrust laws, violations of the Racketeer Influenced and Corrupt Organizations Act, 18 U.S.C. § 1962(c) and (d) (RICO), breach of fiduciary duty, aiding and abetting breach of fiduciary duty and unjust enrichment. The plaintiffs seek monetary relief, including treble damages, injunctive and declaratory relief, restitution, interest, attorneys’ fees and expenses, costs and other relief; however, no actual dollar amounts have been stated as being sought.
     On June 21, 2007, the Company, along with other defendants, filed motions to dismiss the Second Amended Commercial Complaint and to strike the addition of certain allegations and parties, including the addition of Tri-State as a named plaintiff. On July 19, 2007, the plaintiffs filed oppositions to the motions to dismiss and to strike and cross-moved for leave to amend the Second Amended Commercial Complaint to add allegations and parties, including Tri-State. On July 31, 2007, the defendants filed reply briefs.
     On August 31, 2007, the District Court of New Jersey dismissed all federal antitrust claims in the Second Amended Commercial Complaint. On September 28, 2007, the District Court of New Jersey dismissed all federal RICO claims in the Second Amended Commercial Complaint with prejudice. The District Court of New Jersey further declined to exercise jurisdiction over state law claims in the Second Amended Commercial Complaint, dismissed those state law claims without prejudice and dismissed Civil No. 04-5184 in its entirety. The District Court of New Jersey also dismissed as moot all other motions pending in Civil No. 04-5184 as of September 28, 2007.
     On October 10, 2007, the plaintiffs filed a notice of appeal to the United States Court of Appeals for the Third Circuit (Third Circuit) relating to the District Court of New Jersey’s order dismissing Civil No. 04-5184 and all other adverse orders and decisions in Civil No. 04-5184. The plaintiffs filed an opening brief in support of their appeal on February 19, 2008. Defendants filed an opposition brief on April 7, 2008 and plaintiffs filed a reply brief on April 24, 2008. On July 2, 2008, the Third Circuit issued an order granting joint motions by plaintiffs and defendant Marsh & McLennan and various of its affiliates (the Marsh entities) to dismiss the appeal as to the Marsh entities and partially remanded the case to the District Court for the district court to consider a motion to approve a settlement agreement between plaintiffs and the Marsh entities. Furthermore, the Third Circuit stayed the appeal pending these further proceedings by the District Court and ordered that status reports be filed monthly until those proceedings are completed at which time the parties are to file a statement outlining the remaining appeal issues. On July 10, 2008, plaintiffs filed with the Third Circuit a motion to vacate the stay order. On July 30, 2008 the Third Circuit granted plaintiffs’ motion to vacate the stay order and lifted the stay. On July 31, 2008, the Third Circuit tentatively listed Civil No. 04-5184 for consideration by the merits panel on April 20, 2009. The Third Circuit’s notice states that it may become necessary to move the date to another day within the week of April 20, 2009 and that the parties will be advised no later than one week prior to this disposition date if oral argument will be required. It is not possible to state when a decision will be rendered by the Third Circuit.

NOTE J — COMMITMENTS AND CONTINGENCIES — Continued
     On February 13, 2007, a lawsuit was filed in the District Court of New Jersey by Avery Dennison Corporation (Avery) (Civil No. 07-757) against the Company, certain Marsh & McLennan companies, and several large commercial insurers making factual and legal claims similar to those raised in the Opticare, Preuss and Lewis cases. Avery seeks treble and punitive damages, attorneys’ fees and expenses, forfeiture of compensation paid to the broker defendants, restitution, general damages, interest and injunctive relief; however, no actual dollar amounts have been stated as being sought. This is not a putative class action. Pursuant to the procedures promulgated by the District Court of New Jersey in MDL 1663, the case has been consolidated with the other actions pending before the District Court of New Jersey in MDL 1663. Avery was stayed pending the District Court of New Jersey’s ruling on the dispositive pleadings filed in response to the amended complaints filed by the plaintiffs in the consolidated actions. All dispositive pleadings filed in response to the amended complaints are now resolved, and the District Court of New Jersey is currently considering a request by most defendants, including the Company, to continue the stay in the Avery and certain other cases pending resolution of the appeal to the Third Circuit by the plaintiffs of the order dismissing Civil No. 04-5184. Avery has opposed this request and seeks an order to lift the stay. The District Court of New Jersey has yet to resolve whether the stay will remain in place.
     The Company believes it has substantial defenses in these cases and intends to defend itself vigorously. However, due to the uncertainty of these cases, the Company is unable to estimate a range of possible loss at this time. In addition, the Company cannot predict the outcome of these cases or their effects on the Company’s financial position or results of operations.
Other
     There are in the normal course of business various other outstanding commitments and contingent liabilities. Management does not anticipate material losses as a result of such matters.
NOTE K—IMPAIRMENT OF INTANGIBLE ASSETS
     In the 2008 second quarter, certain key producers departed HRH Reinsurance Brokers Limited (“HRH Re”), a London-based reinsurance subsidiary. These producers were responsible for a significant portion of the subsidiary’s revenue and their departure represented a goodwill impairment indicator. Consistent with the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” the Company performed an impairment test of the HRH Re goodwill and identifiable intangible assets. Based on the results of the impairment test, the Company recorded a goodwill impairment charge of $18.4 million during the three months ended June 30, 2008.
NOTE L—SUBSEQUENT EVENT—SETTLEMENT OF RESTRICTIVE COVENANT LITIGATION
     On July 10, 2008, the Company and its subsidiary, Hilb Rogal & Hobbs of Massachusetts, LLC, entered into a settlement agreement with Kinloch Holdings, Inc., Kinloch Partners, Inc., Kinloch Consulting Group, Inc. and several former employees of the Company (collectively, “Defendants”) related to restrictive covenant litigation brought against the Defendants in the Superior Court of Massachusetts.
     Under the terms of the settlement agreement, the Defendants are enjoined from directly or indirectly (i) soliciting or accepting the business of, or providing any insurance brokerage or consulting services to, any customer to which or on behalf of which Hilb Rogal & Hobbs of Massachusetts, LLC provided or sold any products or services at any time during 2007, with the exception of certain clients named in the settlement agreement; and (ii) hiring, employing, or soliciting for hire any individual who was an employee of Hilb Rogal & Hobbs of Massachusetts, LLC, the Company, or any of their subsidiaries or affiliates during the two years ending July 2, 2010. In addition, the Defendants paid $9.8 million of damages to the Company in July 2008 under the settlement agreement’s terms.
NOTE M—SEGMENT INFORMATION
     The Company’s business consists of three reportable segments, Domestic Retail, Excess and Surplus, and International, as well as an All Other category for the remaining profit centers.
     The Domestic Retail segment places insurance products for risk areas including property and casualty, employee benefits, professional liability and personal lines through a nationwide network of offices. Domestic Retail is organized into (i) seven United States regional operating units which oversee individual profit centers (Retail Profit Centers) and (ii) coordinated national resources providing marketing and specialized industry or product expertise, which further enhance the service capacity of Retail Profit Centers to larger and more complex clients.
     The Excess and Surplus segment represents a group of domestic profit centers that focus on providing excess and surplus lines insurance through retail insurance brokers.
     The International segment is principally located in London, England with branch locations in Russia, South Africa and Australia. The International operating units provide various insurance products and have a focus towards wholesale and reinsurance brokerage.
     The Company’s remaining profit centers comprise the All Other category. These profit centers include the Company’s Managing General Agencies/Underwriters and other specialized business units.

NOTE M — SEGMENT INFORMATION — Continued
     The Company evaluates the performance of its operating segments based upon operating profits. Operating profit is defined as income before taxes, excluding the impact of gains/losses on sale of assets, amortization of intangibles, interest expense, minority interest expense, gains/losses on foreign currency remeasurement, and special charges. A reconciliation of operating profit to income before income taxes is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30
(in thousands)	2008	2007	2008	2007
Operating profit	$48,539	$49,927	$90,771	$101,479
Gain on sale of assets	111	258	513	2,542
Amortization of intangibles	(10,038)	(7,095)	(19,879)	(14,509)
Interest expense	(6,182)	(5,154)	(13,260)	(10,645)
Minority interest expense	(1,044)	(523)	(1,171)	(419)
Intangible asset impairment charge	(18,439)	—	(18,439)	—
Merger costs	(798)	—	(798)	—
Gain (loss) on foreign currency remeasurement	258	(151)	101	(151)

Income before income taxes	$12,407	$37,262	$37,838	$78,297

     Each segment has been allocated a portion of the Company’s corporate overhead based upon a percentage of total revenues, excluding any gains/losses on the sales of assets. Interest income and expense includes intercompany balances allocated to the individual segments through the Company’s internal cash management program. The “Corporate/Elimination” column consists of certain intercompany revenue eliminations; unallocated interest income and expense; certain corporate compensation costs, legal, compliance, and claims expenditures, and other miscellaneous operating expenses not included in the allocation of corporate overhead; and special charges. Summarized information concerning the Company’s reportable segments is shown in the following tables:

	Three Months Ended June 30, 2008
	Domestic	Excess &		All	Corporate/
(in thousands)	Retail	Surplus	International	Other	Eliminations	Total
Total revenues	$182,495	$10,678	$14,574	$5,632	$(2,751)	$210,628
Investment income	3,431	238	291	323	(2,289)	1,994
Depreciation	1,662	132	173	62	240	2,269
Operating profit	44,478	3,319	3,944	1,330	(4,532)	48,539
Amortization of intangibles	7,218	840	1,240	530	210	10,038
Interest expense	488	6	710	185	4,793	6,182

	Three Months Ended June 30, 2007
	Domestic	Excess &		All	Corporate/
(in thousands)	Retail	Surplus	International	Other	Eliminations	Total
Total revenues	$168,522	$10,674	$15,116	$6,500	$(721)	$200,091
Investment income	3,485	252	546	425	(1,585)	3,123
Depreciation	1,627	121	153	67	221	2,189
Operating profit	45,446	3,673	3,869	2,314	(5,375)	49,927
Amortization of intangibles	4,561	759	1,104	461	210	7,095
Interest expense	376	13	1,007	299	3,459	5,154

NOTE M — SEGMENT INFORMATION — Continued

	Six Months Ended June 30, 2008
	Domestic	Excess &		All	Corporate/
(in thousands)	Retail	Surplus	International	Other	Eliminations	Total
Total revenues	$363,405	$21,737	$26,369	$12,051	$(6,105)	$417,457
Investment income	7,973	607	671	752	(5,351)	4,652
Depreciation	3,398	272	335	128	476	4,609
Operating profit	84,415	6,725	5,959	3,379	(9,707)	90,771
Amortization of intangibles	14,326	1,698	2,482	953	420	19,879
Interest expense	917	8	1,686	405	10,244	13,260

	Six Months Ended June 30, 2007
	Domestic	Excess &		All	Corporate/
(in thousands)	Retail	Surplus	International	Other	Eliminations	Total
Total revenues	$337,737	$20,890	$27,633	$15,282	$(3,258)	$398,284
Investment income	7,327	463	1,227	940	(3,797)	6,160
Depreciation	3,230	235	300	112	425	4,302
Operating profit	92,917	7,581	5,526	4,562	(9,107)	101,479
Amortization of intangibles	9,354	1,439	2,209	1,087	420	14,509
Interest expense	731	53	2,023	628	7,210	10,645